As filed with the Securities and Exchange Commission on March 23, 2009
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
NXSTAGE MEDICAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	04-3454702 (I.R.S. Employer Identification No.)

439 South Union Street Lawrence, Massachusetts (Address of Principal Executive Offices)	01843 (Zip Code)
2005 Employee Stock Purchase Plan
(Full Title of the Plan)
Jeffrey H. Burbank
President and Chief Executive Officer
439 South Union Street
Lawrence, Massachusetts 01843
(Name and Address of Agent For Service)
(978) 687-4700
(Telephone Number, Including Area Code, of Agent For Service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of		Proposed Maximum	Proposed Maximum
Securities to be	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered(1)	Share	Price	Registration Fee
Common Stock, $.001 par value per share	500,000 (2)	$2.30 (3)	$1,150,000 (3)	$65.00

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of an additional 500,000 shares issuable under the 2005 Employee Stock Purchase Plan, subject to stockholder approval.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on March 20, 2009.

Item 8. Exhibits.
SIGNATURES
INDEX TO EXHIBITS
Ex-5.1 Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
Ex-23.2 Consent of Independent Registered Public Accounting Firm

STATEMENT OF INCORPORATION BY REFERENCE
     Except as otherwise set forth below, this registration statement on Form S-8 incorporates by reference the contents of the registration statement on Form S-8, File No. 333-151857, relating to the Registrant’s 2005 Employee Stock Purchase Plan, the registration statement on Form S-8, File No. 333-149225, relating to the Registrant’s 2005 Stock Incentive Plan and 2005 Employee Stock Purchase Plan and registration statement on Form S-8, File No. 333-130241, relating to the Registrant’s 1999 Stock Option and Grant Plan, 2005 Stock Incentive Plan and 2005 Employee Stock Purchase Plan.
On December 16, 2008, the board of directors of the Registrant approved, subject to stockholder approval, an amendment to increase the number of shares available for issuance under the Registrant’s 2005 Employee Stock Purchase Plan by 500,000. The Registrant intends to seek stockholder approval for such increase, but does not expect to obtain such approval prior to April 1, 2009, the commencement date for the next Employee Stock Purchase Plan offering period, and cannot assure participants that such approval will ever be obtained. While the Registrant may grant options relating to the additional 500,000 shares prior to obtaining stockholder approval for the increase, such options will not become exercisable unless and until stockholders approve the increase. In the event stockholder approval is not obtained, these options will be cancelled and become null and void.
Item 8. Exhibits.
The Exhibit Index immediately preceding the exhibits is incorporated by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lawrence, Commonwealth of Massachusetts on this 20th day of March, 2009.

NXSTAGE MEDICAL, INC.
By:	/s/ Jeffrey H. Burbank
Jeffrey H. Burbank
President, Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of NxStage Medical, Inc., hereby severally constitute and appoint Jeffrey H. Burbank and Winifred L. Swan, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable NxStage Medical, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey H. Burbank Jeffrey H. Burbank	President, Chief Executive Officer and Director ( Principal executive officer )	March 20, 2009

/s/ Robert S. Brown Robert S. Brown	Chief Financial Officer ( Principal accounting and financial officer )	March 20, 2009

/s/ Philippe O. Chambon Philippe O. Chambon	Director	March 20, 2009

/s/ Daniel A. Giannini Daniel A. Giannini	Director	March 19, 2009

Earl R. Lewis	Director	March , 2009

Reid S. Perper	Director	March , 2009

Signature	Title	Date

/s/ Craig W. Moore Craig W. Moore	Director	March 19, 2009

David S. Utterberg	Director	March , 2009

/s/ Jonathan T. Silverstein Jonathan T. Silverstein	Director	March 19, 2009

INDEX TO EXHIBITS

Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(1)	Amended and Restated By-Laws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of attorney (included on the signature pages of this registration statement)

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-126711), and incorporated herein by reference.